Exhibit 10.6

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of October 29, 2013 among Brixmor Property Group Inc., a Maryland corporation, BPG Subsidiary Inc., a Delaware corporation, and the Holders (as defined herein).

WHEREAS, BPG Subsidiary (as defined herein) and the Holders (as defined herein) desire to provide for the exchange of shares of BPG Subsidiary Common Stock (as defined herein) for cash or shares of Parent Common Stock (as defined herein), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1. Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“BPG Subsidiary” means BPG Subsidiary Inc., a Delaware corporation, and any successor thereto.

“BPG Subsidiary Common Stock” means the common stock, par value $0.01 per share, of BPG Subsidiary.

“Cash Amount” means the amount of cash per share of Parent Common Stock equal to the Value of such share of Parent Common Stock on the Exchange Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Election of Exchange” means a written election of Exchange in respect of the shares of BPG Subsidiary Common Stock to be Exchanged substantially in the form of Exhibit A hereto.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Parent Common Stock for which a share of BPG Subsidiary Common Stock is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“Financial Sponsor Holder” means the affiliate of The Blackstone Group L.P. identified as the Financial Sponsor Holder on the signature pages hereto and Permitted Transferees thereof.

“Holders” means holders of BPG Subsidiary Common Stock (excluding Parent) from time to time thereto.

“Parent” means Brixmor Property Group Inc., a Maryland corporation, and any successor thereto.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

“Securities Act” has the meaning set forth in Section 2.1(d) of this Agreement.

“Value” means, with respect to any outstanding share of Parent Common Stock that is Publicly Traded, the volume weighted average price per share on the date of receipt of the Election of Exchange. If the shares of Parent Common Stock are not Publicly Traded, the Value of a share of Parent Common Stock means the amount that a holder of a share of Parent Common Stock would receive if each of the assets of Parent were to be sold for its fair market value on the date of delivery of the Election of Exchange, Parent were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the holders of Parent’s equity. Such Value shall be determined by Parent, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by Parent if each asset of Parent (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which Parent owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of Parent’s minority interest in any property or any illiquidity of Parent’s interest in any property).

ARTICLE II

SECTION 2.1. Exchange of BPG Subsidiary Common Stock.

(a) From and after the first anniversary of the closing of the initial public offering of Parent Common Stock, each Holder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender shares of BPG Subsidiary Common Stock to BPG Subsidiary in exchange for the delivery to such Holder of, in the sole and absolute discretion of BPG Subsidiary, either (i) a number of shares of Parent Common Stock that is equal to the product of the number of shares of BPG Subsidiary Common Stock surrendered multiplied by the Exchange Rate or (ii) pursuant to Section 2.5, the Cash Amount (such exchange, an “Exchange”); provided, however, that the Financial Sponsor Holder may elect such exchange at any time.

(b) The Holders shall exercise their right to Exchange shares of BPG Subsidiary Common Stock as set forth in Section 2.1(a) above by delivering to BPG Subsidiary an Election of Exchange no later than 12:00 p.m. (New York City time) on such date, duly executed by such Holder or its duly authorized attorney, in each case delivered at the principal executive offices of BPG Subsidiary. As promptly as practicable following the delivery of such Election of Exchange, but in no event later than three business days after receipt of the Election of Exchange, BPG Subsidiary shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Parent Common Stock or, if there is no then-acting registrar and transfer agent of the Parent Common Stock, at the principal executive offices of Parent, the number of shares of Parent Common Stock deliverable upon such Exchange, registered in the name of such Holder or its designee, or the Cash Amount, as applicable (such date of delivery of Parent Common Stock or the Cash Amount, the “Exchange Date”). To the extent such Holder’s shares are uncertificated, BPG Subsidiary will instead cause the then-acting registrar and transfer agent to record the transfer on Parent’s books. To the extent the Parent Common Stock is settled through the facilities of The Depository Trust Company and the exchanging Holder is permitted to hold such shares of Parent Common Stock through The Depository Trust Company, BPG Subsidiary will, subject to Section 2.1(c) below, upon the written instruction of such Holder, use commercially reasonable efforts to deliver the shares of Parent Common Stock deliverable to such Holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by the Holder. Parent shall take such actions as may be required to ensure the performance by BPG Subsidiary of its obligations under this Section 2.1(b) and the foregoing Section 2.1(a), including the issuance and sale of shares of Parent Common Stock to or for the account of BPG Subsidiary in exchange for the delivery to Parent of a number of shares of BPG Subsidiary Common Stock that is equal to the number of shares of BPG Subsidiary Common Stock surrendered by such Holder.

(c) BPG Subsidiary, on the one hand, and each exchanging Holder, on the other hand, shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that BPG Subsidiary shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Parent Common Stock are to be delivered in a name other than that of the exchanging Holder, then such Holder or the person in whose name such Parent Common Stock is to be delivered shall pay to BPG Subsidiary the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of BPG Subsidiary that such tax has been paid or is not payable.

(d) Notwithstanding Section 2.6, BPG Subsidiary shall not be required to effect an Exchange (including pursuant to Section 2.6) if such Exchange would result in any violation of the restrictions on ownership and transfer of Parent’s stock set forth in Parent’s charter; provided that, for the avoidance of doubt, in such event, BPG Subsidiary shall not be prohibited from delivering cash pursuant to an Exchange in accordance with this Agreement.

SECTION 2.2. Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the BPG Subsidiary Common Stock that is not accompanied by an identical subdivision or combination of the Parent Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Parent Common Stock that is not accompanied by an identical subdivision or combination of the BPG Subsidiary Common Stock. Any adjustment to the Exchange Rate shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (i) adjustments to the Exchange Rate are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which shares of Parent Common Stock are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of shares of BPG Subsidiary Common Stock, and (ii) if an Exchange Date shall fall between the record date and the effective date of any event of the type described above, that the Exchange Rate applicable to such Exchange shall be adjusted to take into account such event. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Parent Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, each Holder shall be entitled to receive the amount of such security, securities or other property that such Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For purposes of the foregoing, if the transaction causes Parent Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of security, securities or other property into which the shares of BPG Subsidiary Common Stock will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Parent Common Stock that affirmatively make such an election. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which outstanding Parent Common Stock is converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the shares of BPG Subsidiary Common Stock held by the Holders as of the date hereof, as well as any shares of BPG Subsidiary Common Stock hereafter acquired by any Holder. This Agreement shall apply to, mutatis mutandis, and all references to “BPG Subsidiary Common Stock” shall be deemed to include, any security, securities or other property of BPG Subsidiary which may be issued in respect of, in exchange for, or in substitution of shares of BPG Subsidiary Common Stock by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction. In the event that adjustments are made to the Adjustment Factor (as defined in the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP (the “OP LPA”) pursuant to the OP LPA, BPG Subsidiary, in its sole discretion, and without duplication of any adjustments described above, may make similar adjustments to the Exchange Rate.

SECTION 2.3. Parent Common Stock to be Issued.

(a) Parent shall at all times during the period under which shares of Parent Common Stock may be required to be delivered under this Agreement, reserve and keep available out of its authorized but unissued Parent Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Parent Common Stock as shall be deliverable upon any such Exchange in the event BPG Subsidiary determines to deliver shares of Parent Common Stock to be issued by Parent as contemplated in Section 2.1(b) in connection with such Exchange; provided that nothing contained herein shall be construed to preclude BPG Subsidiary from satisfying its obligations in respect of the Exchange by delivery of shares of Parent Common Stock which are held in the treasury of BPG Subsidiary or any of its subsidiaries, by delivery of purchased shares of Parent Common Stock (which may or may not be held in the treasury of any subsidiary of Parent), or by delivery of the Cash Amount. BPG Subsidiary and Parent covenant that all Parent Common Stock issued in connection with an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) BPG Subsidiary and Parent covenant that, to the extent that a registration statement under the Securities Act is effective and available for any shares of Parent Common Stock that are delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange for shares of Parent Common Stock in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Holder, Parent and BPG Subsidiary shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Parent and BPG Subsidiary shall use commercially reasonable efforts to list the Parent Common Stock to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Parent Common Stock may be listed or traded at the time of such delivery.

SECTION 2.4. Record Date. No Exchange pursuant to this Article II shall impair the right of any Holder to receive any dividends or distributions payable on the shares of BPG Subsidiary Common Stock so Exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. For the avoidance of doubt, a Holder shall not be entitled to receive, in respect of a single record date, distributions or dividends both on shares of BPG Subsidiary Common Stock Exchanged by such Holder and on shares of Parent Common Stock received by such Holder in such Exchange.

SECTION 2.5. Exchange for Cash Amount. Notwithstanding anything to the contrary in this Article II, by delivery of an Election of Exchange pursuant to Section 2.1(a), the Holder shall be deemed to have offered to sell its shares of BPG Subsidiary Common Stock described in the Election of Exchange to BPG Subsidiary, and BPG Subsidiary may, in its sole and absolute discretion, by means of delivery of a notice to such effect by 9:30 a.m. (New York City time) on the day immediately following the delivery of such Election of Exchange, elect to purchase directly and acquire such shares of BPG Subsidiary Common Stock on the Exchange Date by paying to such Holder the Cash Amount, whereupon BPG Subsidiary shall acquire the shares of BPG Subsidiary Common Stock offered for Exchange by such Holder. As promptly as practicable following the delivery of notice, BPG Subsidiary shall deposit or cause to be deposited the Cash Amount in the account of such exchanging Holder specified in its Election of

Exchange. In the event that BPG Subsidiary does not deliver such notice of such election to pay the Cash Amount by 9:30 a.m. (New York City time) on the day immediately following the delivery of such Election of Exchange, it shall be deemed to have elected to settle the Exchange with shares of Parent Common Stock.

SECTION 2.6. Exchange Via Merger of BPG Subsidiary. Parent agrees that, from and after the first anniversary of the closing of the initial public offering of Parent Common Stock, upon written request by Holders holding a majority of the outstanding shares of BPG Subsidiary Common Stock held by all Holders, and subject to compliance with applicable law, it shall, as promptly as practicable following delivery of such request but subject to Section 2.1(d),effect an Exchange by causing BPG Subsidiary to merge with and into Parent or a wholly-owned subsidiary of Parent, with the Holders of all outstanding shares of BPG Subsidiary Common Stock to receive, in the sole and absolute discretion of BPG Subsidiary, either (i) a number of shares of Parent Common Stock that is equal to the product of the number of shares of BPG Subsidiary Common Stock held by the Holders multiplied by the Exchange Rate or (ii) pursuant to Section 2.5, the Cash Amount. By executing this Agreement, each Holder hereby grants to BPG Subsidiary, and each officer thereof individually, with full power of substitution and resubstitution, an irrevocable proxy to vote, consent or otherwise act with respect to all of the Holder’s shares of BPG Subsidiary Common Stock, as fully, to the same extent and with the same effect as such Holder might or could do under any applicable laws governing the rights and powers of stockholders of a Delaware corporation and directs that such proxy shall be voted in connection with such matters as are the subject of a vote or consent in favor of such merger of BPG Subsidiary with and into Parent and to otherwise take any action necessary to effect such merger. Each such Holder hereby affirms that this proxy is given as a term of this Agreement and as such is coupled with an interest and is irrevocable.

ARTICLE III

SECTION 3.1. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.1):

(a)	If to Parent, to:

Brixmor Property Group Inc.

420 Lexington Avenue, Seventh Floor

New York, New York 10170

Attention: General Counsel

(b)	If to BPG Subsidiary, to:

BPG Subsidiary Inc.

420 Lexington Avenue, Seventh Floor

New York, New York 10170

Attention: General Counsel

(c)	If to the Financial Sponsor Holder, to:

Blackstone Retail Transaction II Holdco L.P.

c/o BREA VI L.L.C.

345 Park Avenue

New York, New York 10154

Attention: A.J. Agarwal

(d)	If to the other Holders:

c/o Brixmor Property Group Inc.

420 Lexington Avenue, Seventh Floor

New York, New York 10170

Attention: General Counsel

SECTION 3.2. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.3. Additional Financial Sponsor Holders. To the extent the Financial Sponsor Holder validly transfers any or all of its BPG Subsidiary Common Stock to another person in a transaction in accordance with, and not in contravention of, any agreement or agreements with Parent or any of its subsidiaries to which the transferring Financial Sponsor Holder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Financial Sponsor Holder hereunder.

SECTION 3.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 3.5. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6. Amendment. The provisions of this Agreement may be amended by the affirmative vote or written consent of Holders holding at least a majority of the outstanding voting power of BPG Subsidiary Common Stock held by all Holders; provided, however, that no amendment may materially and adversely affect the rights of a Holder other than on a pro rata basis with other Holders without the consent of such Holder (or if there is more than one such Holder that is so affected, without the consent of a majority of such affected Holders in accordance with their holdings of BPG Subsidiary Common Stock).

SECTION 3.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.8. Submission to Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each party unconditionally accepts the exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3.1. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 3.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

SECTION 3.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 3.11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

SECTION 3.12. Independent Nature of BPG Subsidiary Common Stock Holders’ Rights and Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Parent:

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary

BPG Subsidiary:

BPG SUBSIDIARY INC.

By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary

Financial Sponsor Holder:

BLACKSTONE RETAIL TRANSACTION II HOLDCO L.P.

By:	BLACKSTONE REAL ESTATE ASSOCIATES VI L.P., its General Partner

By:	BREA VI L.L.C., its General Partner

By:	/s/ William J. Stein
	Name:	William J. Stein
	Title:	Senior Managing Director

Other Holders:

EXHIBIT A

[FORM OF]

ELECTION OF EXCHANGE

BPG Subsidiary Inc.

420 Lexington Avenue, Seventh Floor

New York, New York 10170

Reference is hereby made to the Exchange Agreement, dated as of [            ], 2013 (the “Exchange Agreement”), among Brixmor Property Group Inc., a Maryland corporation, BPG Subsidiary Inc., a Delaware corporation, and the Holders. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers to BPG Subsidiary the number of shares of BPG Subsidiary Common Stock set forth below in Exchange for cash or shares of Parent Common Stock to be issued in its name as set forth below (or in the name of a designee as may be set forth below), pursuant to the terms and conditions of the Exchange Agreement.

Legal Name of Holder:

Address:

Number of shares of BPG Common Stock to be exchanged:

Account information for deposit of Cash Amount, if applicable:

Bank Name:

ABA No.:

Account No.:

Account Name:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned; (iii) the shares of BPG Subsidiary Common Stock subject to this Election of Exchange will be transferred to BPG Subsidiary free and clear of any Lien; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the shares of BPG Subsidiary Common Stock subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such shares of BPG Subsidiary Common Stock to BPG Subsidiary or the issuance of shares of Parent Common Stock to the undersigned.

The undersigned hereby irrevocably constitutes and appoints each officer of Parent and of BPG Subsidiary as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the shares of BPG Subsidiary Common Stock subject to this Election of Exchange on the books of BPG Subsidiary for cash or shares of Parent Common Stock on the books of Parent.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [            ], 2013 (the “Exchange Agreement”), among Brixmor Property Group Inc., a Maryland corporation, BPG Subsidiary Inc., a Delaware corporation, and the Holders. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired shares of BPG Subsidiary Common Stock. By signing and returning this Joinder Agreement to Parent and BPG Subsidiary, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of Holder contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Holder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by Parent and BPG Subsidiary, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention: